Exhibit 99.2

          Pro Forma Reconciliation to Net Asset Value

	Total NAV	Shares Outstanding	NAV Per Share
NAV - 6/30/23	$29,866,456	1,482,680	$20.14

Board Retention Bonus @ June 30,2023	3,695,600	91,628
Amendment 5 increased employee bonus	(110,705)
Proforma NAV	$33,451,351	1,574,308	$21.25

	Total NAV	Shares Outstanding	NAV Per Share
NAV 12/31/22	$30,367,499	1,482,680	$20.48
RBP @ 12/31/22	5,685,539
Amendment #5 RBP	(4,802,928)

Restricted Stock Plan	2,702,285	91,628

Rights Offering	4,418,380	625,000
Proforma NAV 12/31/22	$38,370,775	2,199,308	$17.45